UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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John Hancock Variable Insurance Trust

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JOHN HANCOCK VARIABLE INSURANCE TRUST
200 Berkeley Street
Boston, Massachusetts 02116

May 12, 2020

Dear Variable Annuity and Variable Life Contract Owners:

Enclosed is the Information Statement of John Hancock Variable Insurance Trust (the “Trust” or “JHVIT”) regarding a new subadvisory agreement with Boston Partners Global Investors, Inc. (“Boston Partners”) with respect to the Disciplined Value International Trust (formerly, International Value Trust) (the “Fund”). Boston Partners succeeded Templeton Investment Counsel, LLC (“Templeton”) as subadvisor to the Fund, effective February 12, 2020. This change also resulted in the termination of Templeton Global Advisors Limited as sub-subadvisor to the Fund.

Although you are not a shareholder of JHVIT, your purchase payments and the earnings on such payments under your variable annuity or variable life insurance contracts issued by John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”) or John Hancock Life Insurance Company of New York (“John Hancock NY”) are invested in subaccounts of separate accounts established by these insurance companies. Each subaccount invests in shares of a JHVIT fund, including the Fund.

The Board of Trustees of JHVIT approved the new subadvisory agreement with Boston Partners. The new subadvisory agreement with Boston Partners is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fees have decreased at all asset levels in connection with the new subadvisory arrangement with Boston Partners and changes have been made to the Fund’s advisory and subadvisory fee schedules. The subadvisory fee is paid by the Advisor and not by the Fund. Because the Fund’s subadvisory fees are paid by the Advisor and not by the Fund, the decrease in the Fund’s advisory fees is a result of an amendment to the advisory agreement and not a direct result of the Boston Partners agreement. Please see below for further information.

Please note that JHVIT is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreement and Boston Partners.

If you have any questions regarding the Information Statement, please call the appropriate toll-free number below:

--For John Hancock USA variable annuity contracts:	(800) 344-1029
--For John Hancock USA variable life contracts:	(800) 827-4546
--For John Hancock NY variable annuity contracts:	(800) 551-2078
--For John Hancock NY variable life contracts:	(888) 267-7784

Sincerely,
/s/ Harsha Pulluru
Harsha Pulluru
Assistant Secretary
John Hancock Variable Insurance Trust
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JOHN HANCOCK VARIABLE INSURANCE TRUST
200 Berkeley Street

Boston, Massachusetts 02116

_______________

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR DISCIPLINED VALUE INTERNATIONAL TRUST

(FORMERLY, INTERNATIONAL VALUE TRUST)

_______________

INTRODUCTION

This Information Statement provides information regarding a recent subadvisor change relating to the Disciplined Value International Trust (formerly, International Value Trust) (the “Fund”), a series of John Hancock Variable Insurance Trust (“JHVIT” or the “Trust”). At its in-person meeting held on December 10-12, 2019, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust, its investment advisor or Boston Partners Global Investors, Inc. (“Boston Partners”), the new subadvisor (the “Independent Trustees”), unanimously approved a new subadvisory agreement (the “Boston Partners Subadvisory Agreement”) appointing Boston Partners to serve as sole subadvisor to the Fund. At the same time, the Board approved the termination of Templeton Investment Counsel, LLC (“Templeton”) as subadvisor to the Fund and Templeton Global Advisors Limited as sub-subadvisor to the Fund. These changes became effective on February 12, 2020 (the “Transition Date”). This Information Statement is being delivered to shareholders on or about May 12, 2020. A discussion of the Board’s determination to appoint Boston Partners as the Fund’s subadvisor is provided in the “Board Consideration of Boston Partners Subadvisory Agreement” section below.

The Trust. The Trust is a Massachusetts business trust that is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the “1940 Act”). As of December 31, 2019, the Trust offered 62 separate series. The Trust does not sell its shares directly to the public but generally only to affiliated insurance companies and their separate accounts as the underlying investment media for variable annuity and variable life insurance contracts (“variable contracts”), certain entities affiliated with the insurance companies, as permitted by applicable law, and other series of the Trust that operate as funds of funds. Shares of the Trust also may be sold to unaffiliated insurance companies and their separate accounts and certain qualified pension and retirement plans.

Investment Management. John Hancock Variable Trust Advisers LLC, formerly John Hancock Investment Management Services, LLC (the “Advisor”), located at 200 Berkeley Street, Boston, Massachusetts 02116, serves as investment advisor to the Trust and each series of the Trust that has a subadvisor pursuant to an Amended and Restated Advisory Agreement with the Trust (the “Advisory Agreement”), dated September 26, 2008. Under the Advisory Agreement, the Advisor is responsible for, among other things, administering the business and affairs of each series and selecting, contracting with, compensating and monitoring the investment subadvisors that manage the assets of the series pursuant to subadvisory agreements.

The Distributor. John Hancock Investment Management Distributors, LLC, formerly John Hancock Funds LLC, located at 200 Berkeley Street, Boston, Massachusetts 02116, serves as the distributor to the Trust.

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Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (the “SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Boston Partners Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHVIT is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy, with respect to this subadvisor change.

Annual and Semiannual Reports. JHVIT will furnish, without charge, a copy of its most recent annual and semiannual reports to any shareholder or variable contract owner upon request. A report may be obtained by contacting the appropriate toll-free number below:

— For John Hancock USA variable annuity contracts:	(800) 344-1029
— For John Hancock USA variable life contracts:	(800) 827-4546
— For John Hancock NY variable annuity contracts:	(800) 551-2078
— For John Hancock NY variable life contracts:	(888) 267-7784

NEW SUBADVISORY AGREEMENT FOR
DISCIPLINED VALUE INTERNATIONAL TRUST

(FORMERLY, INTERNATIONAL VALUE TRUST)

Background

At its in-person meeting held on December 10-12, 2019, the Board approved the Boston Partners Subadvisory Agreement appointing Boston Partners as subadvisor for the Fund, replacing the Fund’s former subadvisor, Templeton, and sub-subadvisor, Templeton Global Advisors Limited.

As with the subadvisory agreement with Templeton, pursuant to the Boston Partners Subadvisory Agreement, and as more fully described below, Boston Partners manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board and the Advisor. The Boston Partners Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory and subadvisory fees have decreased at all asset levels in connection with the Boston Partners Subadvisory Agreement. The subadvisory fee is paid by the Advisor, and not by the Fund. In connection with the appointment of Boston Partners, the advisory fee rates and subadvisory fee rates were revised, as discussed below. The Boston Partners Subadvisory Agreement has an effective date of February 12, 2020 and, as discussed above, was approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on December 10-12, 2019. The subadvisory agreement with Templeton, dated February 1, 1999, as amended (the “Templeton Subadvisory Agreement”), was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 24-26, 2019 in connection with its annual review and continuance of such agreements.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

Boston Partners

Boston Partners is a Delaware corporation that is registered as an investment advisor under the Advisers Act. Boston Partners’ principal business address is One Grand Central Place, 60 East 42nd St., Suite 1550, New York, New York 10165.

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For more information about the executive officers and directors of Boston Partners, see “Additional Information about Boston Partners” below.

Boston Partners Subadvisory Agreement

The principal responsibilities of Boston Partners under the Boston Partners Subadvisory Agreement, and of Templeton under the Templeton Subadvisory Agreement, are substantially similar, except as described below. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates and implements a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below under “Comparison of Templeton Subadvisory Agreement and Boston Partners Subadvisory Agreement.”

Subadvisor Compensation. As compensation for its services under the Boston Partners Subadvisory Agreement, Boston Partners is paid, and Templeton was formerly paid, a subadvisory fee by the Advisor with respect to the Fund. The fee, which is accrued daily and paid monthly, is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year). THE SUBADVISORY FEE IS PAID BY THE ADVISOR OUT OF THE MANAGEMENT FEE IT RECEIVES FOR THE FUND AND IS NOT AN ADDITIONAL CHARGE TO THE FUND. The advisory and subadvisory fees have decreased at all asset levels in connection with the Boston Partners Subadvisory Agreement and changes have been made to the Fund’s advisory and subadvisory fee schedules.

Changes in Fund’s Name, Principal Investment Strategies, Advisory Fee and Subadvisory Fee

In connection with the appointment of Boston Partners as subadvisor to the Fund, on the Transition Date, the name of the Fund changed from “International Value Trust” to “Disciplined Value International Trust.”

In connection with approving the Boston Partners Subadvisory Agreement for the Fund, the Board noted that there would be no changes to the Fund’s investment objective, benchmark, fundamental investment policies, or non-fundamental investment policies. The Fund’s investment objective is to seek long-term growth of capital.

Effective as of the Transition Date, the Fund’s principal investment strategies changed as follows:

Previous Investment Strategies for Templeton	New Investment Strategies for Boston Partners

Under normal market conditions, the fund invests primarily in equity securities of companies located outside the U.S., including in emerging markets. The fund may invest in securities of any size company, across the entire market capitalization spectrum, including smaller and midsize companies. From time to time, based on economic conditions, the fund may have significant investments in one or more countries and/or in particular sectors.

Equity securities generally entitle the holder to participate in a company's general operating results. These include common stocks, preferred stocks, and convertible securities. The fund also invests in American Depositary Receipts (ADRs), European Depositary Receipts (EDRs), and Global Depositary Receipts (GDRs), which are certificates typically issued by a bank or trust company that give their holders the right to receive securities issued by a

The Board of Trustees can change the fund's investment objective and strategies without shareholder approval.

The fund pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in a portfolio of equity and equity-related securities issued by non-U.S. companies of any capitalization size. The fund may invest in all types of equity and equity-related securities, including, without limitation, exchange-traded and over-the-counter common and preferred stocks, warrants, options, rights, convertible securities, sponsored and unsponsored depositary receipts and shares, trust certificates, participatory notes, limited partnership interests, shares of other investment companies (including exchange-traded funds (ETFs)), real estate investment trusts (REITs), and equity participations. An equity participation is a

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Previous Investment Strategies for Templeton	New Investment Strategies for Boston Partners

foreign or domestic company. The fund may invest in all types of equity-linked notes, which are hybrid derivative-type instruments that are specially designed to combine the characteristics of one or more reference securities (usually a single stock, a stock index or a basket of stocks (underlying securities)) and a related equity derivative, such as a put or call option, in a single note form.

Use of Hedging and Other Strategic Transactions. The fund is authorized to use all of the various investment strategies referred to under "Additional Information About the Funds' Principal Risks - Hedging, derivatives and other strategic transactions risk" including entering into option transactions.

The subadvisor's investment philosophy is "bottom-up," value-oriented, and long-term. In choosing equity investments, the subadvisor will focus on the market price of a company's securities relative to its evaluation of the company's long-term earnings, asset value, and cash flow potential. A company's historical value measure, including price/earnings ratio, profit margins and liquidation value, will also be considered.

type of loan that gives the lender a portion of equity ownership in a property, in addition to principal and interest payments. A convertible security is a bond, debenture, note, preferred stock, or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula.

The fund defines non-U.S. companies as companies: (i) that are organized under the laws of a foreign country; (ii) whose principal trading market is in a foreign country; or (iii) that have a majority of their assets, or that derive a significant portion of their revenue or profits, from businesses, investments, or sales outside of the United States. The fund primarily will be invested in issuers located in countries with developed securities markets, but may also invest in issuers located in emerging markets.

The fund may invest in securities denominated in the currencies of a variety of developed, emerging and frontier market countries.

The fund generally invests in the equity securities of issuers believed by the manager to be undervalued in the marketplace, focusing on issuers that combine attractive valuations with catalysts for change. The manager applies a bottom-up stock selection process (i.e., one that focuses primarily on issuer specific factors) in managing the fund, using a combination of fundamental and quantitative analysis. In selecting investments for the fund, the manager considers various factors, such as price-to-book value, price-to-sales and earnings ratios, dividend yields, strength of management, and cash flow to identify securities that are trading at a price that appears to be lower than the issuer's inherent value.

The fund may (but is not required to) invest in derivatives, including put and call options, futures, forward contracts, and swaps, in lieu of investing directly in a security, currency or instrument, for hedging and nonhedging purposes, including reducing risk, obtaining efficient market exposure, and/or enhancing investment returns.

The fund may invest up to 15% of its net assets in illiquid securities, including securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale.

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Previous Investment Strategies for Templeton	New Investment Strategies for Boston Partners

The fund may participate as a purchaser in Initial Public Offerings (IPOs ). An IPO is a company's first offering of stock to the public. The fund may also seek to increase its income by lending portfolio securities.

The manager will sell a stock when it no longer meets one or more investment criteria, either through obtaining target value or due to an adverse change in fundamentals or business momentum. Each holding has a target valuation established at purchase, which the manager constantly monitors and adjusts as appropriate.

The fund may invest in cash or money market instruments for the purpose of meeting redemption requests or making other anticipated cash payments.

Also in connection with the appointment of Boston Partners, the Board approved a lowering of the advisory fee at all asset levels, as well as changes to the Fund’s advisory fee schedules, effective as of the Transition Date, as shown in the comparison table below. The management fee is stated as an annual percentage of the aggregate net assets of the Fund (together with the assets of any other applicable fund identified in the advisory agreement) determined in accordance with the following schedule, and that rate is applied to the average daily net assets of the Fund.

New Advisory Fee Schedule	Former Advisory Fee Schedule

If aggregate net assets are less than $300 million, the following fee schedule shall apply:

0.825% - First $300 million

If aggregate net assets equal or exceed $300 million but are less than $2.5 billion, the following fee schedule shall apply:

0.775% - All assets

If aggregate net assets exceed $2.5 billion, the following fee schedule shall apply:

0.775% - First $2.5 billion

0.750% - Next $500 million

0. 725% - Excess over $3 billion

0.950% - First $150 million 0.850% - Next $150 million 0.800% - Excess over $300 million* *When aggregate net assets exceed $300 million, the advisory fee rate is 0.800% on all net assets of the Fund.

The Board also approved changes to the Fund’s subadvisory fee schedule, effective as of the Transition Date. The changes to the subadvisory fee schedule result in subadvisory fee rates that are lower than the subadvisory fee rates at all asset levels under the Templeton Subadvisory Agreement.

For additional information about the Fund’s investment objective, investment policies, and advisory fee rates, refer to the Fund’s current prospectus, as may be supplemented from time to time.

============

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Board Consideration of Boston Partners Subadvisory Agreement

At its in-person meeting held on December 10-12, 2019, the Board, including the Independent Trustees, approved the Boston Partners Subadvisory Agreement appointing Boston Partners to serve as subadvisor to the Fund.

In considering the Boston Partners Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Boston Partners, including fee and expense information of Boston Partners and Templeton; performance information for relevant indices; other pertinent information, such as comparative performance information for a comparably managed account, as applicable; and other information provided by Boston Partners regarding the nature, extent and quality of services to be provided by Boston Partners under the Boston Partners Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Boston Partners to the Fund. The information received and considered by the Board was both written and oral.

Throughout the process, the Board asked questions of and requested additional information from management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed Boston Partners Subadvisory Agreement and discussed the approval of the Agreement in private sessions with their independent legal counsel at which no representatives of management were present.

In approving the Boston Partners Subadvisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of Boston Partners Subadvisory Agreement

In making its determination with respect to approval of the Boston Partners Subadvisory Agreement, the Board reviewed:

1.	information relating to Boston Partners’ business;
2.	the historical performance of the Fund under the management of Templeton, including comparative performance information of the Fund and the Fund’s benchmark index, and the performance of a comparable account managed by Boston Partners;
3.	the subadvisory fee to be charged by Boston Partners, including any breakpoints; and
4.	information relating to the nature and scope of any material relationships and their significance to the Advisor and Boston Partners.

Nature, extent, and quality of services. The Board considered Boston Partners’ current level of staffing and its overall resources. The Board reviewed Boston Partners’ history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Boston Partners’ investment and compliance personnel who will provide services to the Fund. The Board also considered, among other things, Boston Partners’ compliance program and any disciplinary history. The Board also considered Boston Partners’ risk assessment and monitoring process. The Board noted that the Advisor would conduct regular periodic reviews of Boston Partners and its operations in regard to the Fund, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff would conduct regular, periodic compliance reviews with Boston Partners and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of Boston Partners and procedures reasonably designed to assure compliance with the federal securities laws. The Board also took into account the financial condition of Boston Partners.

The Board considered Boston Partners’ investment process and philosophy. The Board took into account that Boston Partners’ responsibilities include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objective, the selection of investment securities and the placement of

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orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also received information with respect to Boston Partners’ brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by Boston Partners and the profitability to Boston Partners of its relationship with the Fund, the Board noted that the fees under the Boston Partners Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Boston Partners Subadvisory Agreement and that a proposed amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s advisory fees at all asset levels. The Board noted that the subadvisory fees under the Boston Partners Subadvisory Agreement would be lower than the fees under the Templeton Subadvisory Agreement at all asset levels.

The Board also relied on the ability of the Advisor to negotiate the Boston Partners Subadvisory Agreement with Boston Partners, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Boston Partners from its relationship with the Trust were not a material factor in the Board’s consideration of the Boston Partners Subadvisory Agreement.

The Board also received information and took into account any other potential conflicts of interest the Advisor might have in connection with the Boston Partners Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Boston Partners and its affiliates may receive from Boston Partners’ relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to Boston Partners. The Board also considered that the subadvisory fee to be paid to Boston Partners for managing the Fund is lower than the fee previously paid to Templeton at all asset levels. The Board also took into account that the Fund’s advisory fee was also being amended and would result in advisory fee rates that are lower than the current advisory fee rates. The Board also considered, as available, the Fund’s subadvisory fees as compared to comparable investment companies.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s benchmark index under the management of Templeton and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Boston Partners. The Board also noted Boston Partners’ long-term performance record for a similar account.

Board determinations. The Board’s decision to approve the Boston Partners Subadvisory Agreement was based on a number of determinations, such as information relating to Boston Partners’ business, including the historical performance of the Fund under the management of Templeton, relative to the historical performance of the proposed strategy managed by Boston Partners; that Boston Partners has extensive experience and demonstrated skills as a manager; and that the subadvisory fee rates for the Fund under the Boston Partners Subadvisory Agreement: (i) are lower than the rates under the Templeton Subadvisory Agreement at all asset levels; (ii) are reasonable in relation to the level and quality of services to be provided under the Boston Partners Subadvisory Agreement; (iii) are paid by the Advisor not the Fund; (iv) have breakpoints that are reflected as breakpoints in the advisory fees for the Fund in order to permit shareholders to benefit from economies of scale if the Fund grows; and (v) are a product of arm’s-length negotiation between the Advisor and Boston Partners. In addition, the Board considered that approval of the Boston Partners Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be lower for the Fund at all asset levels.

Additional Information about Boston Partners

Boston Partners is a Delaware corporation. Boston Partners’ principal business address is One Grand Central Place, 60 East 42nd St., Suite 1550, New York, New York 10165.

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During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Boston Partners. The names and principal occupations of the principal executive officers and directors of Boston Partners are listed below. The business address of each such person is One Grand Central Place, 60 East 42nd Street, Suite 1550, NY, New York 10165.

Name	Principal Occupation
Joseph F. Feeney, Jr.	CEO and Director
Mark E. Donovan	Senior Portfolio Manager and Director
William G. Butterly, III	General Counsel
Matthew J. Davis	Chief Administrative Officer
Mark S. Kuzminskas	Chief Operating Officer
Kenneth M. Lengieza	Chief Compliance Officer
Greg A. Varner	Chief Financial Officer
Stan H. Koyanagi	Chairman and Director
David G. Van Hooser	Director
Paul E. Wilson	Director

Similar Investment Companies Managed by Boston Partners. Boston Partners acts as subadvisor to John Hancock Disciplined Value International Fund, a series of John Hancock Investment Trust, and International Value Fund, a series of John Hancock Funds II, each of which has the same portfolio management team and investment strategy as the Fund. Boston Partners does not, and as of May 1, 2020, did not, act as advisor or subadvisor to any other registered investment companies or series thereof having investment objectives and strategies substantially the same as those of the Fund.

Comparison of Templeton Subadvisory Agreement and Boston Partners Subadvisory Agreements

The terms of the Templeton Subadvisory Agreement and the Boston Partners Subadvisory Agreement are substantially similar and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Templeton and Boston Partners generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the direction and control of the Trustees, the subadvisor manages the investment and reinvestment of the Fund’s assets and determines the composition of those assets of the Fund in accordance with the Fund’s investment objective, investment policies and limitations set forth in the Trust’s registration statement, as amended, or as subsequently amended in writing. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Trustees and, with respect to the Templeton Subadvisory Agreement, to the Trustees and the Advisor. At its expense, the Subadvisor furnishes all necessary facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). The Templeton Subadvisory Agreement provides that proxy voting services are also excluded from the administrative facilities furnished at the subadvisor’s expense. In addition, the subadvisor maintains all accounts, books and records with respect to the Fund as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and the Advisers Act, and the rules thereunder.

The subadvisor selects brokers, dealers, futures commission merchants and other counterparties to effect all transactions, places all necessary orders with brokers, dealers, counterparties or issuers and negotiates brokerage commissions, spreads and other financial and non-financial terms, as applicable. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or

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commission is reasonable in relation to the value of the brokerage and research services that the broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor’s overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or to its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above. In addition, the Boston Partners Subadvisory Agreement provides that Boston Partners shall manage required collateral levels in connection with the investment and reinvestment of the assets of the Fund, and will provide reports with respect to its collateral management activities as requested by the Advisor. The Templeton Subadvisory Agreement was silent on this matter.

Term. The Boston Partners Subadvisory Agreement was approved by the Trustees and the Independent Trustees at the in-person Board meeting held on December 10-12, 2019 for an initial two-year term. The Templeton Subadvisory Agreement is dated February 1, 1999, and its continuance was most recently approved by the Trustees and the Independent Trustees at an in-person Board meeting held on June 24-26, 2019. Each subadvisory agreement continues in effect after its initial term only so long as such continuance is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (b) the vote of a majority of those Trustees who are not interested persons (as defined in the 1940 Act) of any such party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval.

The Templeton Subadvisory Agreement also clarified that any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance, and that if any required shareholder approval of or any continuance of the subadvisory agreement is not obtained, the subadvisor will continue to act as subadvisor for the Fund pending the required approval, continuance, or other definitive action.

The Board voted to terminate the Templeton Subadvisory Agreement at the in-person Board meeting held on December 10-12, 2019.

Termination. The subadvisory agreement may be terminated at any time, without the payment of any penalty, by the Trustees, or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Fund and the other party. The subadvisory agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and JHVIT terminates for any reason.

Amendment. The subadvisory agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of JHVIT who are not interested persons of any party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval. The Templeton Subadvisory Agreement also requires the vote of a majority of the Trustees of JHVIT to approve an amendment. Any required shareholder approval shall be effective if a majority of the outstanding voting securities of the Fund vote to approve the amendment.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHVIT or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHVIT, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers or employees shall be liable to the Advisor or JHVIT for any loss (and, with respect only to the Boston Partners Subadvisory Agreement, any error of judgment or mistake of law) suffered by the Advisor or the Fund resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from the reckless disregard of, the duties of the subadvisor or its directors, or, with respect only to the Boston Partners Subadvisory Agreement, any of Boston Partners’ officers or employees.

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Consultation with Subadvisors to the Fund and other JHVIT Portfolios. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHVIT Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat JHVIT portfolio holdings as confidential in accordance with JHVIT’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and prohibit its employees from trading on any such confidential information.

The Boston Partners Subadvisory Agreement also provides that the subadvisor will not disclose confidential information or use such information for purposes other than in connection with the services provided under the Agreement. The Boston Partners Subadvisory Agreement also provides that the subadvisor may disclose confidential information if legally required, provided that it notifies the Trust and attempts to obtain the Trust’s consent to such disclosure. The Templeton Subadvisory Agreement was silent on these matters.

Compliance Policies. Pursuant to the Boston Partners Subadvisory Agreement, Boston Partners agrees to provide the Advisor with its written policies and procedures as required by Rule 206(4)-7 under the Advisers Act (the “Boston Partners Compliance Policies”). Throughout the term of the Boston Partners Subadvisory Agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes to the Boston Partners Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHVIT to comply with Rule 38a-l under the 1940 Act. The Templeton Subadvisory Agreement was silent on this matter.

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The following notice provides important information about the recent change in the management of your fund.

If you have any questions, please call John Hancock at the appropriate toll-free number set forth below.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Relating to

DISCIPLINED VALUE INTERNATIONAL TRUST

(FORMERLY, INTERNATIONAL VALUE TRUST)
a series of John Hancock Variable Insurance Trust

200 Berkeley Street
Boston, Massachusetts 02116
Telephone: 1-800-344-1029

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the internet relating to Disciplined Value International Trust (formerly, International Value Trust) (the “Fund”), a series of John Hancock Variable Insurance Trust (the “Trust” or “JHVIT”). Although you are not a shareholder of JHVIT, your purchase payments and the earnings on such payments under your variable annuity or variable life insurance contracts issued by John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”) or John Hancock Life Insurance Company of New York (“John Hancock NY”) are invested in subaccounts of separate accounts established by these insurance companies. Each subaccount invests in shares of a JHVIT fund, including the Fund. We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect on February 12, 2020. At an in-person meeting held on December 10-12, 2019, pursuant to the recommendation of John Hancock Variable Trust Advisers LLC (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement appointing Boston Partners Global Investors, Inc. (“Boston Partners”) as subadvisor to the Fund. At the same time, the Board approved the termination of Templeton Investment Counsel, LLC (“Templeton”) as subadvisor to the Fund and Templeton Global Advisors Limited as sub-subadvisor to the Fund. After a thorough review of management’s recommendation, the Board appointed Boston Partners to manage the Fund’s portfolio.

The appointment of Boston Partners as the Fund’s subadvisor was effected in accordance with an exemptive order (the “Order”) that the U.S Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Boston Partners. In lieu of physical delivery of the Information Statement (other than on request as described below), JHVIT will make the Information Statement available to you online.

The Information Statement will be available to review on the Fund’s Website at https://www.johnhancock.com/content/dam/onejohnhancock/pdfs/xbrl/Notice_Re_DVI.pdf until 90 days from the date the Notice is first distributed. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the appropriate toll-free number below no later than 90 days from the date the Notice is first distributed:

—For John Hancock USA variable annuity contracts:	(800) 344-1029
—For John Hancock USA variable life contracts:	(800) 827-4546

—For John Hancock NY variable annuity contracts:	(800) 551-2078
—For John Hancock NY variable life contracts:	(888) 267-7784

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first distributed. There is no charge to you for requesting a copy.

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